EXHIBIT 99.1
FOR IMMEDIATE RELEASE
February 15, 2017

For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Eric B. Heyer, Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500

KEARNY FINANCIAL CORP.
DECLARES QUARTERLY CASH DIVIDEND

Fairfield, New Jersey, February 15, 2017 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), announced today that  the Company’s Board of Directors has declared a quarterly cash dividend of $0.03 per share to stockholders of record as of March 1, 2017, payable on March 15, 2017.

About Kearny Financial Corp.
Kearny Financial Corp. is the parent company of Kearny Bank.  Kearny Bank operates from its administrative headquarters in Fairfield, New Jersey, and a total of 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York.  At December 31, 2016, Kearny Financial Corp. had approximately $4.59 billion in total assets.